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                                                                  EXHIBIT 10.13


                   CONVERTIBLE LOAN AND INVESTMENT AGREEMENT


                 THIS CONVERTIBLE LOAN AND INVESTMENT AGREEMENT (this "Agreement") is made this 20th day of March, 1996, by and between DCR COMMUNICATIONS, INC. (the "Corporation" or "DCR"), a corporation organized under the laws of the State of Maryland, and LCC, L.L.C. (the "LCC"), a limited liability company organized under the laws of Delaware.

                              W I T N E S S E T H:

                 WHEREAS, LCC desires to loan to DCR up to Six Million Five Hundred Thousand and 00/100 Dollars (U.S.) ($6,500,000.00) in the form of two loans which will have rights of conversion into the Corporation's Class B Non Voting Common Stock pursuant to the terms and subject to the conditions set forth herein; and

                 WHEREAS, the parties hereto desire to set forth herein their understandings and agreements.

                 NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by DCR and LCC, the parties hereto, intending to be legally bound, hereby agree as follows:

                          Definitions:

                                  For purposes of this Agreement, the following
terms shall have the following definitions:

                          "AUCTION" shall mean the Federal Communications
Commission ("FCC") C-Block Auction for Broadband Personal Communications Services ("PCS").

                          "CLASS A STOCK" shall mean shares of the Class A
Voting Common Stock of the Corporation, par value One Cent ($0.01) per share, as the same may be modified or exchanged in any reclassification or recapitalization of the Corporation.

                          "CLASS B STOCK" shall mean shares of the Class B
Non-Voting Common Stock of the Corporation, par value One Cent ($0.01) per share, as the same may be modified or exchanged in any reclassification or recapitalization of the Corporation.

                          "COMMUNICATIONS ACT" shall mean the Communications
Act of 1934, as amended, codified at 47 U.S.C.A. Section 151, et seq.

                          "FOREIGN INVESTOR" shall mean any alien or
representative thereof, any foreign government or representative thereof or any
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corporation organized under the laws of a foreign country whose ownership of capital stock of the Corporation is or would be subject to foreign ownership restrictions of the Communications Act including, without limitation, 47 U.S.C.A. Section 310(b), or FCC regulations.

                          "FOREIGN-OWNED EQUITY" shall mean any and all shares
of capital stock of DCR owned of record or voted for the account of a Foreign Investor.

                          "PREFERRED STOCK" shall mean shares of Convertible
Preferred Stock of the Corporation, par value One Cent ($0.01) per share, as the same may be modified or exchanged in any reclassification or recapitalization of the Corporation.

                          "SERIES A DEBENTURES" shall mean the Debentures
issued to Masa Telecom Asia Investment Pte. Ltd. ("MTAI") pursuant to that certain Loan and Purchase Agreement entered into by and between the Corporation and MTAI dated June 24, 1995 and to Pacific Eagle Investments Ltd. ("Pacific Eagle") pursuant to that certain Loan and Purchase Agreement entered into by and between the Corporation and Pacific Eagle dated August 18, 1995.

                          "SERIES B DEBENTURES" shall mean the Series B
Debentures issued to Multinational Technology and Business Limited ("MTB") pursuant to that certain Purchase Agreement entered into by and between the Corporation and MTB dated August 18, 1995.

                          "SERIES C DEBENTURES" shall mean the Series C
Debentures issued or to be issued to Westinghouse Electric Corporation ("WEC") pursuant to the terms of that certain Loan and Purchase Agreement entered into by and between the Corporation and WEC dated November 9, 1995.

                          "SERIES D DEBENTURES" and "DEBENTURES" shall mean the
Series D Debentures issued to LCC pursuant to the terms of this Agreement.

                          "STOCKHOLDERS' AGREEMENT"  means that certain
Stockholders' Agreement dated January 20, 1995, among the holders of the Corporation's Class A Stock, as amended.

                          "TERMINATION EVENT" shall mean the earlier to occur
of (a) a closing of the first sale of Stock of the Corporation to the public through an underwritten public offering where the Company's securities are listed on an established national stock exchange or are admitted to quotation on the National Association of Securities Dealer Automated Quotation System, which produces gross proceeds of at least Twenty-Five Million and 00/100 Dollars ($25,000,000.00) pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the





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"Commission") under the Securities Act of 1933 as amended (the "Securities
Act") (hereinafter "IPO"), or (b) a merger or similar corporate transaction in which a majority of the Corporation's voting securities are acquired by a third party that is not directly or indirectly related to or affiliated with the Corporation or any stockholder of the Corporation.


                                   ARTICLE 1
                     INITIAL LOAN AND SALES AGREEMENT LOAN

                 1.1. Loan. LCC agrees to make two loans to the Corporation in the aggregate amount of Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Loans"). The Loans will be made in two advances, as follows: i) an initial loan in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Initial Loan") and ii) subject to satisfaction of the conditions set forth in Section 1.3.1, the subsequent loan in the amount of Three Million Dollars ($3,000,000) (the "Subsequent Loan") (the "Initial Loan" and the "Subsequent Loan" are hereinafter collectively referred to as the "Loans"), subject to the conditions and limitations hereinafter set forth.

                 1.2. Initial Loan. The Initial Loan shall be funded within five (5) business days after execution of this Agreement (the "Initial Loan Funding Date") and shall be made upon the following terms and conditions:

                      1.2.1. Initial Loan Proceeds. The proceeds of the Initial Loan shall be applied by the Corporation as follows: i) One Million Five Hundred Thousand Dollars ($1,500,000) shall be paid to LCC as the up-front license fee in connection with LCC's grant to DCR of a license to use LCC's proprietary CellCADII propagation modeling software which license is being acquired as set forth in the license agreement attached hereto as Exhibit 1.2.1 (the "License Agreement") and which shall be entered into between the parties, and the license fee paid, contemporaneously with LCC's funding of the Initial Loan; and ii) Two Million Dollars ($2,000,000) used for the Corporation's working capital requirements and/or applied to the downpayment on PCS licenses.

                      1.2.2. Interest Rate. For the first six (6) months of the term of the Initial Loan interest shall accrue at a rate per annum (based on actual days elapsed in a 360-day year) equal to the Prime Rate, plus four percent (4%), and thereafter at the Prime Rate plus two and one-half percent (2 1/2%) until maturity or conversion. The term "Prime Rate" shall mean, with respect to interest accrued on the Loans issued hereunder during each calendar quarter (or portion thereof) during the period in which the Loan(s) remain outstanding, the amount shown as the bank prime lending rate





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in the Wall Street Journal, Eastern Edition on the last business day of the immediately preceding calendar quarter.

                          1.2.3.  Interest Payments.  The Loans issued
hereunder shall bear interest from the date of issuance on the unpaid principal balance thereof at the variable rates set forth in Section 1.2.2, with respect to the Initial Loan, and 1.3.3, with respect to the Subsequent Loan. Such interest shall be payable quarterly in arrears on June 30, September 30, December 31 and March 31 of each year (provided that the first installment of interest shall be due and payable on March 31, 1997 covering the period from the date of funding through March 31, 1997), and at maturity, and to bear interest (so calculated), payable on demand, on any overdue principal and, to the extent permitted by law, on any overdue interest payable hereunder, until the same shall be paid in full, at a variable rate per annum equal to the sum of 2% plus the rate that would at the time be applicable to principal under the foregoing provisions.

                          1.2.4.  Maturity.  The entire unpaid principal
balance of the Initial Loan shall be due and payable five (5) years following the Initial Loan Funding Date. Subject to Section 1.2.6.2 hereof, prepayments of principal and interest may be paid without penalty at any time during the term of the Initial Loan. Such prepayment shall be made upon not less than ten
(10) business days prior written notice to LCC setting forth (i) the date such prepayment will be made, and (ii) the principal amount to be prepaid on such date.

                          1.2.5.  Form of Instrument.  The Initial Loan shall
be evidenced by the Corporation's Series D Debenture, a copy of which is attached hereto as Exhibit 1.2.5.

                          1.2.6.  Initial Loan Voluntary Conversion Right.
Until (a) a Termination Event, or (b) when and if LCC timely makes its election not to be converted pursuant to its rights set forth in Section 1.2.7 hereof, LCC shall have the continuing option exercisable in accordance with the terms of this Agreement, the Series D Debenture and the Corporation's Charter, from time to time, to convert all or any portion of the unpaid principal balance of the Initial Loan into such number of fully paid and nonassessable shares of Class B Stock as provided in Section 1.2.6.1 hereof, but (i) the option may be exercised, from time to time, in multiples of not less than One Million Dollars ($1,000,000.00), and (ii) only to the extent that such conversion does not cause the Corporation's Foreign-owned Equity to exceed the maximum allowable Foreign-owned Equity.

                                  1.2.6.1.         Conversion Rate.  For the
conversion of the Initial Loan and the Subsequent Loan, the number of shares of Class B Stock that shall be issuable upon conversion shall equal





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the amount of the Loan being converted, divided by the lesser of (i) Fourteen and 00/100 Dollars ($14.00), or (ii) the lowest per share purchase price paid to the Corporation by any investor (including but not limited to the price paid in a private placement and the offering price in an IPO) for the purchase of the Corporation's equity securities (other than "Excluded Securities") up to the first One Hundred Twenty-Seven Million Dollars ($127,000,000.00) worth of equity securities sold. For purposes of determining the lowest price paid for equity securities sold, the following shall not be included and are Excluded
Securities: a sale or issuance of (a) any preferred stock, (b) any securities that are issued exclusively to Control Group members (as that term is defined in Part 24 of the rules and regulations of the FCC), and (c) any equity securities to (1) employees of the Corporation pursuant to stock options, stock bonus or stock incentive plans duly approved by the Board of Directors of the Corporation, (2) any third parties who receive or are issued equity securities solely as a finder's fee, consulting fee, or as compensation for identifying investors in the Corporation, and (3) any entity as consideration for the purchase by the Corporation of names or marks or the right to use names or marks. In the event that there are any stock dividends, split-ups, combinations, recapitalizations, or the like, prior to the conversion which affect the Class B Stock, reasonable proportionate adjustments shall be made to the conversion rate, or the number of shares of Class B Stock issuable pursuant to this conversion right.

                                  1.2.6.2.         Notice; Election of Rights.
LCC may exercise the Initial Loan voluntary conversion rights as provided in
Section 1.2.6 herein by giving written notice to the Corporation, at the Corporation's principal offices, of its exercise of such right. Conversion shall be deemed to have been effected on the date when delivery of the conversion notice is made or, if earlier, one (1) day after the notice is placed with an overnight delivery service for delivery. Such notice, to be effective, must be accompanied by the Series D Debenture. Within ten (10) business days after receipt of the conversion notice, the Corporation shall issue and deliver to an address designated by LCC, (i) a stock certificate of the Corporation representing the number of shares of Class B Stock to which LCC is entitled, and (ii) if the conversion is exercised with respect to less than the entire principal balance of the Initial Loan, a replacement Series D Debenture, having the same terms, in the principal amount remaining under the Initial Loan bearing interest at the same rate. LCC shall be the holder of record of the shares issuable upon conversion effective upon the Corporation's receipt of LCC's conversion notice. In the event that the Corporation issues a notice of prepayment to LCC under Section 1.2.4 hereof, LCC shall have the right to convert the principal amount to be repaid by the Corporation into shares of Class B Stock upon written notice to the Corporation at any time within the ten (10) day notice period set





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forth in Section 1.2.4., provided that its conversion rights have not terminated pursuant to Section 1.2.6.

                          1.2.7.  Initial Loan Mandatory Conversion.  As soon
as practicable prior to a pending Termination Event, the Corporation may elect to cause the mandatory conversion of the Initial Loan into Class B Stock or "Like Equity", if Like Equity is being offered by the Corporation in the Termination Event, upon the same terms as set forth in Sections 1.2.6.1, subject to the terms of this Section 1.2.7. For purposes of this Agreement, "Like Equity" shall mean equity securities of the Corporation similar to the Class B Stock other than any preferred stock and any equity securities that are issued exclusively to Control Group members. To make such election to convert the Debentures, the Corporation shall notify LCC in writing of the pending Termination Event, the offering price of the shares being offered by the Corporation in the Termination Event and the rights attached thereto. Upon notification of Corporation's election to cause the conversion of the Initial Loan, LCC shall have the right to elect not to have the Debentures converted by notifying the Corporation in writing of its exercise of this right within two
(2) business days of receipt of the notice of the Corporation's election to convert. Upon LCC's exercise of this right, all voluntary conversion rights of LCC shall immediately terminate. If LCC fails to exercise timely this right, it shall forthwith surrender to the Corporation the Series D Debentures and the Corporation shall issue to LCC a certificate evidencing the shares of Class B Stock.

                          1.2.8.  Reduction in Loan Balance.  If and to the
extent that LCC exercises the aforesaid Initial Loan voluntary conversion right or the Corporation exercises the aforesaid Initial Loan mandatory conversion right and LCC fails to elect not to be converted, the principal balance of the Initial Loan shall be deemed repaid with respect to the principal amount converted.

                          1.2.9.  In the event that the Initial Loan is
converted into Series B Stock in accordance with the provisions of Section
1.2.6 or 1.2.7, hereof, the Corporation shall grant to LCC the most favorable rights granted to other purchasers of any equity securities of the Corporation, with respect to (a) inspection of the properties of the Corporation and its subsidiaries and examination of its books and records, subject to standard corporate confidentiality agreements; (b) registration rights; (c) preemptive rights to acquire its proportionate share of a future offering or sale of Class B Stock; (d) tag-along rights in the event of a sale of over fifty percent (50%) of the outstanding Class A Stock; (e) periodic financial information; and
(f) redemption rights.

                 1.3. Subsequent Loan. In order to notify LCC of the timing of funding of the Subsequent Loan, the Corporation shall provide written notice to LCC when Stage 3 of the Auction commences, when





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and if announced by the FCC.  Provided that the conditions set forth in Section
1.3.1 are satisfied, the Subsequent Loan shall be funded on or before three (3) business days following the FCC's announced conclusion of the Auction (the "Subsequent Loan Funding Date") and shall be made upon the following terms and conditions:

                          1.3.1.  Subsequent Loan Funding Conditions.  LCC's
obligation to fund the Subsequent Loan shall be subject to and conditioned upon the Corporation being the high bidder at the Auction for licenses pertaining to BTAs encompassing at least 25,000,000 in population.

                          1.3.2.  Use of Subsequent Loan Proceeds.   The
proceeds from the Subsequent Loan shall be used for the Corporation's working capital requirements and/or applied to the down payment on PCS licenses.

                          1.3.3.  Subsequent Loan Interest Rate.    Interest
shall accrue on the Subsequent Loan at a rate per annum (based on actual days elapsed in a 360-day year) equal to the Prime Rate (as defined in Section 1.2.3 hereof) plus Two and one-half percent (2 1/2%) until maturity or conversion. Interest shall accrue from the Subsequent Loan Funding Date and be payable quarterly in arrears in accordance with Section 1.2.3 hereof.

                          1.3.4.  Maturity of Subsequent Loan.  The entire
unpaid principal balance of the Subsequent Loan shall be due and payable five
(5) years following the Subsequent Loan Funding Date.  Subject to Section
1.3.6.2 hereof, prepayments of principal and interest may be paid without penalty at any time during the term of the Subsequent Loan. Such prepayment shall be made upon not less than ten (10) business days prior written notice to LCC setting forth (i) the date such prepayment will be made, and (ii) the principal amount to be prepaid on such date.

                          1.3.5.  Form of Instrument.  The Subsequent Loan
shall be evidenced by the Corporation's Series D Debenture in the form attached hereto as Exhibit 1.2.5.

                          1.3.6.  Subsequent Loan Voluntary Conversion Right.
LCC shall have the same conversion rights with respect to the Subsequent Loan as it has with respect to the Initial Loan as set forth in Section 1.2.6 hereof.

                                  1.3.6.1.         Conversion Rate.  The
Conversion Rate for the Initial Loan set forth in Section 1.2.6.1 hereof shall apply to the Subsequent Loan.

                                  1.3.6.2.         Notice; Election of Rights.
LCC may exercise the Subsequent Loan voluntary conversion right provided in
Section 1.3.6 by giving written notice to the Corporation, in the





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same manner as set forth in Section 1.2.6.2 hereof with respect to the Initial
Loan.

                          1.3.7.  Subsequent Loan Mandatory Conversion.  The
Corporation shall have the option to cause the mandatory conversion of the Subsequent Loan into Class B Stock upon the same terms as set forth in Section 1.2.7, including the right of LCC to elect not to be converted.

                          1.3.8.  Reduction in Loan Balance.  If and to the
extent that LCC exercises the aforesaid Subsequent Loan voluntary conversion right or the Corporation exercises the Subsequent Loan mandatory conversion right and LCC fails to elect not to be converted, the principal balance of the Subsequent Loan shall be deemed repaid with respect to the amount converted.


                                   ARTICLE 2
                             CONDITIONS TO FUNDING

                 2.1. LCC's Conditions to Funding Initial Loan. LCC's obligation to make the Initial Loan and purchase the Series D Debenture shall be subject to the fulfillment of the following conditions on or prior to the Initial Loan Funding Date, or the waiver thereof by LCC:

                          2.1.1.  The Corporation shall have delivered to LCC
(a) the Articles of Incorporation of the Corporation, with any and all amendments thereto (the "Articles of Incorporation"), (b) the Bylaws of the Corporation, with any and all amendments thereto (the "Bylaws"), (c) all authorizations by the Board of Directors and, if necessary, the stockholders of the Corporation, relating to the execution and performance of this Agreement (including the issuance of the Debentures) and (d) a copy of the Stockholders' Agreement, and (e) a certificate of Secretary of the Corporation attesting to the completeness and accuracy of each such document.

                          2.1.2.  LCC and the Corporation entering into the
Services Agreement in form and substance as set forth in Exhibit 2.1.2 attached hereto (the "Services Agreement") and the License Agreement.

                          2.1.3.  All covenants, agreements and conditions
contained herein to be performed by the Corporation on or prior to the Initial Loan Funding Date shall have been performed or complied with, and the Corporation shall have delivered to LCC a certificate to that effect.

                          2.1.4.  LCC shall have satisfactorily completed its
due diligence investigation of the Corporation including its review and analysis of any and all data, documents, reports, financial





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statements, financial projections, business plans and all other information of every subject, type and nature pertaining to the Corporation and its business as requested by LCC.

                          2.1.5.  All representations and warranties made by
the Corporation herein shall be true, accurate and correct, in all material respects, and no material adverse change shall have occurred with respect to the Corporation's business, conduct or affairs.

                          2.1.6.  No event of default shall have occurred under
this Agreement, the Services Agreement, the License Agreement or any Debenture issued pursuant hereto.

                 2.2. The Corporation's Conditions to Borrow the Initial Loan Funds. The Corporation's obligation to borrow the Initial Loan proceeds and issue and sell the Series D Debentures shall be subject to the fulfillment of the following conditions on or prior to the Initial Loan Funding Date, or the waiver thereof by the Corporation:

                          2.2.1.  All covenants, agreements and conditions
contained herein to be performed by LCC on or prior to the Initial Loan Funding Date shall have been performed or complied with, and LCC shall have delivered to the Corporation a certificate to that effect.

                          2.2.2.  The Corporation and LCC entering into the
Services Agreement.

                          2.2.3.  LCC shall have provided to the Corporation
evidence reasonably satisfactory to the Corporation that LCC's purchase of the Series D Debenture pursuant to the terms hereof is in compliance with all applicable securities laws which evidence shall consist of a completed Purchaser Questionnaire in the form attached hereto as Exhibit 4.5.2 that is accepted by the Corporation by the Corporation providing notice of acceptance to LCC.

                 2.3. LCC's Conditions to Funding Subsequent Loan. LCC's obligation to make the Subsequent Loan and purchase of Series D Debenture shall be subject to the fulfillment of the following conditions on or prior to the Subsequent Loan Funding Date, or the waiver thereof by LCC:

                          2.3.1.  All of the conditions set forth in Section
2.1 above shall have been met.

                          2.3.2.  All covenants, agreements and conditions
contained herein to be performed by the Corporation on or prior to the Subsequent Loan Funding Date shall have been performed or





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complied with, and the Corporation shall have delivered to LCC a certificate to that effect.

                 2.4. The Corporation's Conditions to Borrow the Subsequent Loan Funds. The Corporation's obligations to borrow the Subsequent Loan proceeds and issue and sell the Series D Debentures shall be subject to the fulfillment of the following conditions on or prior to the Subsequent Loan Funding Date, or the waiver thereof by the Corporation:

                          2.4.1.  All covenants, agreements and conditions
contained herein to be performed by the LCC on or prior to the Subsequent Loan Funding Date shall have been performed or complied with, and LCC shall have delivered to the Corporation a certificate to that effect.


                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                               OF THE CORPORATION

                 As a material inducement to LCC to make the Initial Loan and Subsequent Loan and purchase the Series D Debentures, the Corporation represents and warrants to LCC that the following statements are true and correct in all material respects as of the Initial Loan Funding Date.

                 3.1. Organization and Standing; Articles and Bylaws. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Corporation has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Corporation is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which failure to qualify would have a material adverse effect on the Corporation. The Articles of Incorporation and the Bylaws of the Corporation delivered to LCC pursuant to
Section 2.1.1 hereof are true, correct and complete as of the date hereof.

                 3.2. Corporate Power. The Corporation has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Debentures pursuant thereto, and to carry out and perform all of its other obligations under the terms of this Agreement and the Debenture.

                 3.3. Subsidiaries. Except as set forth on Schedule 3.3 attached hereto, the Corporation has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or





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business entity other than the fifty (50) shares of FedSMR, Inc. contributed by
American Business Communications, Inc.

                 3.4. Capitalization. The authorized capital stock of the Corporation consists solely of One Hundred Million (100,000,000) shares of Class A Common Stock, par value One Cent ($0.01) per share, of which Twenty-eight Million Nine Hundred Ten Thousand Eight Hundred Forty-nine (28,910,849) shares are issued and outstanding, One Hundred Million (100,000,000) shares of Class B Nonvoting Common Stock, par value One Cent ($0.01) per share, of which [One Hundred Fifty Thousand (150,000)] shares are issued and outstanding, and One Hundred Million (100,000,000) shares of Preferred Stock, par value One Cent ($.01) per share, of which no shares are outstanding. All outstanding shares of Class A Stock and Class B Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Corporation has duly and validly reserved (a) an aggregate of Four Million Five Hundred Nineteen Thousand Eight Hundred Eighty (4,519,880) shares of Class A Stock for issuance pursuant to stock options to be granted to employees of the Corporation (the "Employee Reserve"), (b) an aggregate of Six Million Seven Hundred Thousand (6,700,000) shares of Class B Stock for issuance to other investors (excluding shares reserved for LCC), and (c) an aggregate of Six Million Five Hundred Fifty Thousand (6,550,000) shares of Preferred Stock for issuance to other investors. The Class B Stock has the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation delivered to LCC pursuant to Section 2.1.1 hereof. Except as set forth on
Schedule 3.4, there are no preemptive rights or anti-dilution rights existing with respect to any issuance or proposed issuance of any equity securities of the Corporation, including issuances pursuant to this Agreement.

                 3.5. Authorization. All corporate actions on the part of the Corporation, its directors and stockholders necessary for (a) the authorization, execution, delivery and performance of this Agreement by the Corporation, (b) the sale, issuance and delivery of the Series D Debentures, and (c) the performance of all of the Corporation's obligations under this Agreement and the other agreements and actions contemplated herein with respect to the Initial Loan, have been or will be taken prior to or as of the Initial Loan Funding Date.

                 3.6. Binding Effect. This Agreement, when executed and delivered by the parties hereto, shall constitute a valid and binding obligation of the Corporation, and shall be enforceable in accordance with its terms. The Class B Stock, when paid for and issued in compliance with the provisions of this Agreement, shall be validly issued, fully-paid and nonassessable, and free of any liens, claims or encumbrances; provided, however, that such shares may be subject to restrictions on transfer under state, United States federal and/or foreign securities laws and any other





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restrictions set forth in this Agreement, other investor agreements or the
Debentures, to the extent applicable.

                 3.7. Liabilities. Except as set forth on Schedule 3.7, the Corporation has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except liabilities and obligations relating to the ordinary course of its business (in each case in normal amounts and incurred only in the ordinary course of business).

                 3.8. Title to Properties and Assets; Liens. The Corporation has good and marketable title to its properties and assets, including, without limitation, all technology, patents, copyrights, trademarks, trade names, service marks (and any applications for any of the foregoing) and trade secrets (the Corporation's proprietary rights are hereinafter referred to as the "Business Property Rights"). No person or entity has made or, to the knowledge of the officers of the Corporation, has threatened to make any claims that the operation of the business of the Corporation is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party.

                 3.9. Consents. No consent, approval or authorization of any third party or governmental authority, or designation, declaration or filing with any governmental authority on the part of the Corporation, is required in connection with the valid execution, delivery and performance of this Agreement, or the offer, sale or issuance of the Debentures, or the consummation of any other transaction contemplated by this Agreement, except as required under the Communications Act and applicable FCC policies, rules and regulations or to comply with exemptions from registration under the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws and regulations.

                 3.10. Compliance with Other Instruments. The Corporation is not in violation of any term of its Articles of Incorporation or Bylaws, of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, or of any order, statute, rule or regulation applicable to the Corporation. The execution, delivery and performance of this Agreement, the Services Agreement and the License Agreement by the Corporation, and the issuance of the Series D Debentures, have not resulted and shall not result in any violation of, or conflict with, or constitute a default under, the Corporation's Articles of Incorporation or Bylaws, or any other agreement to which the Corporation is a party or by which it or any of its property is bound.

                 3.11. Litigation. Except as set forth on Schedule 3.11 attached hereto, there are no actions, suits, proceedings or investigations pending or (to the knowledge of the executive officers of the Corporation) threatened against the Corporation or its properties before any court or governmental agency, which, if adversely determined would materially adversely affect the Corporation, nor (to the knowledge of the executive officers of the Corporation) is there any reasonable basis therefor.

                 3.12.    Registration Rights.  Except as set forth in Schedule
3.12 attached hereto, the Corporation is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

                 3.13. Financial Statements. The Profit and Loss Statement for the twelve (12) month period ending December 31, 1995, and the Balance Sheet of the Corporation dated as of December 30, 1995, and the one (1) month Profit and Loss Statement and Balance Sheet of the Corporation dated January 31, 1996 attached hereto as Exhibit 3.13 (collectively the "Financial Statement") are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, present fairly, in all material respects, the financial condition of the Corporation, and do not fail to state any material fact or condition. The Corporation previously delivered to LCC financial information and projections, including prospective financial information which was based upon assumptions that the Corporation believed to be reasonable in light of all facts known to the Corporation at the time such financial information was provided.

                 3.14. Taxes. The Corporation (a) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Corporation or with respect to which the Corporation is liable or otherwise in any way subject, (b) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which returns were filed) and (c) has properly accrued for all such taxes accrued in respect of the Corporation for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement.

                 3.15. Offering. Subject to the truth and completeness of representations and warranties received by the Corporation from holders of its outstanding shares of Class A Stock (none of which the Corporation or its executive officers has reason to believe is false or inaccurate in any material respect), all shares of Class A Stock outstanding immediately prior to the date hereof shall have been issued and sold in compliance with exemptions from registration requirements of the Securities Act and applicable U.S. state securities laws. Subject to the truth and completeness of the representations and warranties received by the Corporation from holders of its Series A Debentures, Series B Debentures, and Series C Debentures (none of which the Corporation or its executive officers has reason to believe is false or inaccurate in any material respect), all Series A Debentures, Series B Debentures, and Series C Debentures outstanding immediately prior to the date hereof shall have been issued and sold in compliance with exemptions from registration requirements of the Securities Act and applicable U.S. state securities laws. The offer, sale and issuance of the Series D Debentures in conformity with the terms of this Agreement shall constitute a transaction exempt from the registration requirements of the Securities Act, subject to the truth and completeness of the representations and warranties of LCC in Article 4 hereof and any purchaser questionnaire(s) provided by LCC herewith.

                 3.16. Brokers. The Corporation has not incurred, nor shall incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                 3.17. Disclosure. This Agreement and the Exhibits and Schedules hereto, and all of the documents and materials delivered to LCC in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                 3.18. Qualification to Bid. The Corporation, including its affiliate DCR PCS, Inc., ("DCR PCS"), qualifies as a "Small Business" and "Designated Entity" as defined under Part 24 of the Rules of the FCC as presently in effect, and DCR PCS qualifies to bid on and the C-Block licenses for which it has bid in the Auction; provided all post-Auction requirements are met.

                 3.19.    Investor Agreements.  Attached hereto as Schedule
3.19 is a true, accurate, correct and complete list of all agreements entered into by the Corporation and any investor in the Corporation.

                 3.20.    Shareholders and Debt Holders.  Attached hereto as
Schedule 3.20 is a true, accurate, correct and complete listing of: (i) all shareholders of the Corporation setting forth their respective equity holdings by class, purchase price and amount, (ii) all debt issued by the Corporation setting forth the principal amount of such debt, (iii) all securities issued by the Corporation including, without limitation, all options, warrants, debt instruments, or similar rights or agreements convertible into equity securities of the Corporation setting forth the holder thereof, type, amount and purchase price for such security.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF LCC

                 As a material inducement to the Corporation to agree to issue and sell the Debentures as provided herein, LCC represents and warrants to the Corporation that the following statements are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Initial Loan Funding Date:

                 4.1. Organization and Standing; Authority. LCC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in each jurisdiction in which the failure to qualify would have a material adverse effect on LCC. LCC has requisite legal and limited liability company power and authority to execute and deliver this Agreement, and to purchase the Debentures pursuant to the terms of this Agreement, and to carry out and perform all of its other obligations under the terms of this Agreement.

                 4.2. Authorization. All actions on the part of LCC and its members necessary for (a) the authorization, execution, delivery and performance of this Agreement by LCC, (b) the purchase of the Series D Debentures, and (c) the performance of all of LCC's obligations under this Agreement and the other agreements and actions contemplated herein, have been taken prior to or as of the Initial Loan Funding Date.

                 4.3. Binding Effect. This Agreement, when executed and delivered by the parties hereto, shall constitute a valid and binding obligation of LCC, enforceable in accordance with its terms.

                 4.4. No Violation; Compliance with Laws. The execution, delivery and performance of this Agreement and compliance with the provisions hereof (a) will be in conformance with all laws, statutes and regulations applicable to LCC and (b) will not conflict with, or result in any breach of, any agreement to which LCC is a party or by which LCC is bound.

                 4.5.     Investment.

                          4.5.1.  LCC is acquiring the Series D Debentures for
its own account for investment and not with a view to distribution or resale, and agrees (i) not to sell, hypothecate or otherwise dispose of the securities unless the securities have been registered under the Securities Act and applicable state securities laws or, in the opinion of counsel reasonably acceptable to the Corporation, an exemption from the registration requirements of the

Securities Act and such laws is available, and (ii) not to act in any way that would cause it to be deemed to be an "underwriter" of such securities within the meaning given that term by the Securities Act.

                          4.5.2.  Each of the answers in the Purchaser
Questionnaire(s) completed by LCC (and each of the equity owners of LCC if applicable) and submitted to the Corporation, in a form substantially similar to that attached hereto as Exhibit 4.5.2, is true, complete and correct.

                          4.5.3.  LCC is entering into this transaction after
having received and reviewed such financial and other information as was necessary in order to make an informed investment decision and after having completed an independent investigation and analysis of facts and circumstances that it deems appropriate for this investment. LCC understands that the Corporation is a recent start-up company with very limited operating history, that much of the financial information provided is prospective in nature and is based upon assumptions that the Corporation believes to be reasonable in light of all facts currently known to the Corporation, and that the validity of such assumptions is subject to numerous risks and unknown factors, involving the uncertainties associated with PCS. LCC also acknowledges that the technological know-how required for the development and implementation of PCS is not owned by the Corporation, but is either generally available in the marketplace or is owned by other parties.

                          4.5.4.  The Corporation has made available to LCC all
documents that have been requested by LCC relating to an investment in the Corporation, and has provided LCC the opportunity to ask, and has provided answers to, its questions concerning the offering and an investment in the Corporation; and, in evaluating the suitability of the investment in the Corporation, LCC has not relied on information regarding the Corporation except information contained in any documents or written answers so furnished to it by the Corporation.

                          4.5.5.  LCC is experienced in evaluating and
investing in companies such as the Corporation. LCC is capable of evaluating the merits and risks of an investment in the Corporation and has evaluated the merits and risks associated with its investment in the Corporation, including the current financial condition of the Corporation. LCC further represents that it understands that (i) neither the Series D Debentures nor the Class B Stock have been registered under the Securities Act or the securities laws of any state by reason of their issuance in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof, (ii) the Debentures and the Class B Stock cannot be sold unless a subsequent disposition thereof is registered under the Act and under any applicable securities law or is exempt from such registration, (iii) the Debentures and the certificates representing the Class B Stock will bear a legend to such effect, and (iv) the Corporation will make a notation on its transfer books to such effect.

                          4.5.6.  LCC recognizes that an investment in the
Corporation involves substantial risks and that it has taken full cognizance of and understands all the risks related to the purchase of the Series D Debentures.

                 4.6. Brokers. The Corporation has not incurred, and shall not incur, directly or indirectly, as a result of any action taken by LCC, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                 4.7. Ownership of Other DEs and Broadband PCS, Cellular and SMRS Interests. LCC does not own in excess of five percent (5%) of the ownership interests (as defined in 47 CFR Sec. 24.229) in any other entity that is participating in the Auction, or hold any officer or director positions attributable to LCC in such entities. LCC does not own five percent (5%) or more of the ownership interests (as defined in 47 CFR Sec. 24.229) in any PCS A/B-block licenses or hold any officer of director positions attributable to LCC for any such licensee, and does not own forty percent (40%) or more of the ownership interests (as defined in 47 CFR Secs. 24.204 and 20.6) in any cellular or SMRS licensee or hold any officer or director positions attributable to LCC in such entities.

                 4.8. Disclosure. This Agreement and the Exhibits and Schedules hereto, and all of the documents and materials delivered to the Corporation in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.


                                   ARTICLE 5
                                   COVENANTS

                 5.1. Financial Statements. From the date hereof until a Termination Event resulting in LCC's receiving periodic 10-K, 10-Q, 8-K and similar reports, the Corporation shall furnish to LCC:

                          5.1.1.  Within ninety (90) days after the end of each
fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles applied on a consistent basis, as audited by the Corporation's independent certified public accountant.

                          5.1.2.  Within thirty (30) days after the end of each
fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Corporation and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Corporation, such consolidated balance sheet to be as of the end of such fiscal quarter, and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period or periods in the prior fiscal year.

                 5.2. Reservation of Class B Stock. The Corporation shall at all times until issuance thereof in accordance with the terms of this Agreement or the expiration of the conversion rights set forth in Article 1 hereof, reserve and keep available out of its authorized but unissued shares of its Class B Stock such shares as are necessary for the purpose of issuing Class B Stock in accordance with the terms of this Agreement. The Corporation shall issue the Class B Stock in accordance with the applicable terms of this Agreement and the Series D Debentures. The Corporation shall obtain any authorization, consent, approval or other action by, or make any filing with, any governmental agency or administrative body that may be required under applicable United States of America and state securities laws and the Communications Act in connection with the issuance of the Series D Debentures and the Class B Stock, or any portion thereof, as contemplated by the terms of this Agreement and subject to the truth and completeness, at the time of issuance of such shares, of the representations of LCC in Article 4 hereof.

                 5.3. Reports Under Securities Exchange Act of 1934. From and after any Termination Event, with a view of making available to LCC the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit LCC to sell securities of the Corporation to the public without registration, the Corporation agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the 1934 Act, and (c) furnish to LCC, so long as LCC owns any registrable securities, forthwith upon request such information as may be reasonably requested in order to allow LCC to avail itself of any rule or regulation of the SEC which permits the selling of any such securities without registration, provided such information is otherwise available generally to the stockholders of the Corporation.

                 5.4. Corporate Existence. The Corporation shall maintain its corporate existence in full force and effect.

                 5.5.     Securities Law Compliance.  LCC covenants and agrees
(i) not to offer, sell, hypothecate or otherwise dispose of the securities purchased hereunder except in the manner consistent with the restrictions set forth in the Securities Act, and (ii) not to act in any way that would cause it to be deemed to be "underwriter" of such securities within the meaning given that term by the Securities Act.

                 5.6. Adjustments. The number and kind of securities which may be received upon the exercise of the conversion rights granted hereunder and the conversion price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                          5.6.1.  Adjustment for Stock Splits.  If the
Corporation shall at any time or from time to time after the date hereof effect a subdivision of the outstanding shares of its Class B Stock, the conversion price then in effect immediately before that subdivision shall be proportionately decreased. Any adjustment under this Section 5.6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

                          5.6.2.  Adjustment for Certain Dividends and
Distributions. In the event the Corporation shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of holders of shares of its Class B Stock entitled to receive, a dividend or other distribution payable in additional shares of Class B Stock of the Corporation, then and in each such event the conversion price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the conversion price then in effect by a fraction: (i) the numerator of which shall be the total number of shares of Class B Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (ii) the denominator of which shall be the sum of the total number of shares of Class B Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the number of shares of Class B Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the conversion price shall be recomputed accordingly as of the close of business on such record date and thereafter such conversion price shall be adjusted pursuant to this Section 5.6.2 as of the time of actual payment of such dividends or distributions.

                          5.6.3.  Adjustment for Reclassification, Exchange or
Substitution. If the shares issuable upon the conversion of the Loans shall be changed into the same or different number of shares or any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for hereunder), then and in each such event, LCC shall have the right thereafter to convert each Loan into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, as such Loans might have been converted immediately prior to such reorganization, reclassification or change.

                          5.6.4.  Adjustment for Reorganization, Merger,
Consolidation or Sale of Assets. If at any time or from time to time prior to a Termination Event there shall be a capital reorganization of the shares of the Corporation's Class B Stock (other than a reclassification or exchange of shares provided for elsewhere in this Section 5.6.4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that LCC shall thereafter be entitled to receive upon conversion of the Loans, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which the holders of shares the Corporation's Class B Stock were entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.6 with respect to the rights of LCC after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5.6 (including adjustment of the conversion price then in effect and the number of shares receivable upon conversion of the Loans) shall be applicable after that event as nearly equivalent hereto as may be practicable.

                          5.6.5.  Certificate of Adjustment.  Upon the
occurrence of each adjustment or readjustment of the applicable conversion price or shares of Class B Stock into which the Loans are convertible pursuant to this Section 5.6, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to LCC a certificate, signed by two executive officers of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The

Corporation shall also provide LCC with not less than ten (10) days prior written notice of any event under this Section 5.6.

                 5.7. Dissenter Rights. Until a Termination Event, holders of the Corporation's Preferred Stock and holders of the Corporation convertible debentures, including LCC as the holder of the Series D Debentures, (voting on an as converted basis) shall have the right to approve by a majority vote, voting as a class, the following transactions: (a) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation; (b) the sale, lease, exchange or other transfer of all, or substantially all of the property and assets of the Corporation; (c) the participation by the Corporation in a share exchange (as defined in the Corporations and Associations Article of the Annotated Code of Maryland); (d) the voluntary liquidation, dissolution or winding-up of the Corporation; (e) the Corporation's repurchase or redemption of any securities junior to the Preferred Stock other than (i) the exercise by the Corporation of redemption rights as necessary to remain in compliance with the FCC foreign ownership requirements, spectrum cap requirements and the regulations regarding DE status, (ii) pursuant to any rights of first refusal or repurchase rights in the Stockholders Agreement, and (iii) rights to repurchase shares pursuant to employee stock option agreements; and (f) the issuance of any new class of stock that pays dividends.

                 In the event that the required majority refuses to grant consent, the Corporation shall have the option, in its sole discretion, to repurchase all of the stock and/or debenture interest of any holder of any convertible debentures or Preferred Stock that has voted against such consent by paying to such holder "fair value" (as is defined in Section 3-202 of the Annotated Code of Maryland) for the stock interest held by such dissenting holder and, in the case of LCC, with respect to the debenture interest held by such dissenting holder, by paying the entire principal and interest then due and owing under each of the Initial Loan and the Subsequent Loan.


                                   ARTICLE 6
                                INDEMNIFICATION

                 6.1. Indemnification of LCC. The Corporation hereby agrees to indemnify, defend and hold harmless LCC against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, costs of investigation and reasonable attorneys' fees, that LCC may incur, directly or indirectly, which result from any breach of, or failure by the Corporation to perform, any of its representations, warranties, covenants or agreements contained in this Agreement.

                 6.2. Indemnification of the Corporation. LCC hereby agrees to indemnify, defend and hold harmless the Corporation against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, costs of investigation and reasonable attorneys' fees, that the Corporation may incur, directly or indirectly, which result from any breach of, or failure by LCC to perform, any of its representations, warranties, covenants or agreements contained in this Agreement.


                                   ARTICLE 7
                                 MISCELLANEOUS

                 7.1. Expenses. Each of the parties hereto shall be responsible for its respective expenses incurred in connection with the preparation and execution of this Agreement (and any and all investigations undertaken in connection herewith or therewith), including the fees and expenses of all accountants, attorneys and advisors of any such party. The Corporation covenants and agrees that it shall not bear, pay or reimburse any fees, costs or expenses of any holder of any Debentures in connection with the negotiation and execution of this Agreement, or any other agreement executed in connection herewith or therewith.

                 7.2. Notices. Any and all notices, requests, elections or other communications provided for herein shall be given in writing and sent by hand delivery, by any express courier service that produces and maintains proof of delivery or by registered or certified mail, return receipt requested, with first-class postage prepaid; and such notices shall be addressed (a) if to the Corporation, to the principal office of the Corporation, with a copy to Ronald
S. Schimel, Esquire, Levan, Schimel, Belman & Abramson, P.A., 9881 Broken Land Parkway, Suite 400, Columbia, Maryland 21046, U.S.A., and (b) if to LCC, to its address at 2300 Clarendon Blvd., Suite 800, Arlington, Virginia 22201, attention: President, with a copy to its general counsel, unless notice of a change of address is furnished to all parties in the manner provided in this
Section 7.2. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

                 7.3. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                 7.4. Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by LCC and the closing of the transactions contemplated by this Agreement.

                 7.5. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and assigns, and other legal representatives and, in the case of LCC, its designees, if reasonably acceptable to the Corporation. Neither party may transfer or assign this Agreement or any of their respective rights, duties or obligations under this Agreement without the express prior written consent of the other party, except that LCC may transfer this Agreement and its rights, duties and obligations hereunder to (i) any successor entity organized in connection with a public offering of LCC's equity securities, (ii) any entity in connection with a merger, consolidation, recapitalization, reorganization or similar transaction, or (iii) any entity acquiring all or substantially all of LCC's assets or ownership interests.

                 7.6. Gender. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

                 7.7. Changes; Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

                 7.8. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto set forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the matters set forth herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to such matters except as set forth herein or therein. Except for the Exhibits and Schedules attached hereto, any and all prior agreements among the parties hereto with respect to the matters set forth herein are hereby revoked. This Agreement and the Exhibits and Schedules attached hereto are intended by the parties to be an integration of any and all prior agreements or understandings, oral or written, with respect to the matters set forth herein. Each writing or document referred to as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

                 7.9. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of the District of Columbia without regard to its rules regarding conflicts of law, and each party hereby irrevocably submits to the jurisdiction of any court of the District of Columbia, and the United States District Court for the District of Columbia for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby. Each party hereby (a) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court,
(b) to the extent that either party has acquired or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, such party hereby waives, to the fullest extent permitted by applicable law, such immunity and (c) agrees not to commence any action, suit or proceeding relating to this Agreement other than in such courts. Each party hereby waives, and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that
(i) such party is not personally subject to the jurisdiction of any such court,
(ii) such party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or its property or (iii) any such suit, action or proceeding is brought in an inconvenient forum.

                 7.10. Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

                 7.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.




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                                       24

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST/WITNESS:                       DCR COMMUNICATIONS, INC.,
                                      a Maryland corporation

                                      By: /s/ JANIS A. RIKER
--------------------------               -------------------------------
                                         Janis A. Riker
                                         President


ATTEST/WITNESS:                       LCC, L.L.C.

                                      By: /s/ PIYUSH SODHA
--------------------------               -------------------------------
                                         Piyush Sodha
                                         President and C.E.O.

                                FIRST AMENDMENT
                  TO CONVERTIBLE LOAN AND INVESTMENT AGREEMENT

                 THIS FIRST AMENDMENT TO CONVERTIBLE LOAN AND
INVESTMENT AGREEMENT (the "First Amendment") is made this 10th day of May, 1996, by and between DCR COMMUNICATIONS, INC. (the "Corporation"or "DCR") and LCC, L.L.C. ("LCC").

                              W I T N E S S E T H:

                 WHEREAS, the Corporation and LCC entered into a certain Convertible Loan and Investment Agreement dated March 20,
1996("Agreement"); and

                 WHEREAS, the parties hereto desire to clarify a provision of the Agreement by entering into this First Amendment thereto.

                 NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation and LCC, the parties hereto intending to be legally bound, hereby agree asfollows:

                 1.   Amendment to Agreement.

                      A. The second sentence of Section 1.2.6.1 of the Agreement captioned "Conversion Rate" is amended by deleting the word "and" immediately preceding the phrase "(c) any equity securities" and inserting the following phrase immediately after the word "marks" and before the period at the end of the sentence: ", and (d) those equity securities issued or sold prior to the date hereof which are set forth in Schedule 1.2.6.1 attached hereto."

                      B. A new Schedule 1.2.6.1 as set forth on Exhibit A attached hereto is added to the Agreement.

                 2. Effectiveness. Except as hereinbefore amended, the Agreement remains in full force and effect in accordance with its original terms.

                 IN WITNESS WHEREOF the parties hereto have executed this First Amendment as of the day and year first above written.


WITNESS:                                DCR COMMUNICATIONS, INC.,
                                        a Maryland corporation

                                        By: /s/ JANIS A. RIKER   (SEAL)
--------------------------                 ----------------------
                                           Janis A. Riker, President


                                        LCC, L.L.C

                                        By: /s/ PIYUSH SODHA     (SEAL)
--------------------------                 ----------------------
                                           Piyush Sodha, President

                                   EXHIBIT A

                                SCHEDULE 1.2.6.1

                             EXCLUDED SECURITIES

1. The 28,910,849 shares of Class A Stock issued and outstanding as of March 20, 1996, as set forth below:


=========================================================================================================
                                       ISSUED AND OUTSTANDING - CLASS A STOCK
=========================================================================================================
                                                                          VALUE OF
            STOCKHOLDER           NO. OF SHARES          CASH PAID        IN-KIND            TOTAL
                                                                          CONSIDERATION
---------------------------------------------------------------------------------------------------------
 D. Riker                    4/94  4,670,000             $ 10,000           $250,000         $260,000
---------------------------------------------------------------------------------------------------------
 J. Riker                    4/94  5,730,000               10,000            250,000          260,000
---------------------------------------------------------------------------------------------------------
 R. Anderson                10/94  1,000,000               50,000               0              50,000
                             3/96     30,120               25,000               0              25,000
---------------------------------------------------------------------------------------------------------
 J. Alpert                  10/94    200,000               10,000               0              10,000
---------------------------------------------------------------------------------------------------------
 Teleconsult                12/94  5,000,000              150,000            100,000          250,000
                          1/30/95    660,000              150,000                             150,000
                          6/14/95  1,540,000              350,000                             350,000
                          7/10/95    634,000                                 144,092          144,092
                         10/30/95    140,828                                  32,007           32,007
                          3/15/96  1,325,172              268,700             32,474          301,174
                                   ---------
                                   9,300,000
---------------------------------------------------------------------------------------------------------
 Masa Telecom, Inc.
                          1/31/95  1,800,000            1,500,000
                           5/1/95  4,200,000            3,500,000
                                  ----------
                                   6,000,000                                                 5,000,000
---------------------------------------------------------------------------------------------------------
 CTD, L.L.C.                11/95    100,000                              50 shares of
                                                                          FedSMR Stock
---------------------------------------------------------------------------------------------------------
 Thomas S. Leming           10/95     20,000               0                $ 16,600           16,600
---------------------------------------------------------------------------------------------------------
 Brion Sasaki               10/95     20,000               0                $ 16,600           16,600
---------------------------------------------------------------------------------------------------------
 Ronald S. Schimel          10/95     20,000               0                $ 16,600           16,600
---------------------------------------------------------------------------------------------------------
 George S. Wills            10/95     20,000               0                $ 16,600           16,600
---------------------------------------------------------------------------------------------------------
 Westinghouse Electric
 Corporation              11/9/95  1,800,729            1,000,000           $500,000         1,500,000
---------------------------------------------------------------------------------------------------------
          Subtotal                28,910,849           $7,023,700         $1,374,973**      $8,398,673**
=========================================================================================================

         **Does not include a value for FedSMR Stock contributed.

         2. Equity securities issued pursuant to the Series B Debentures at conversion rate of $.833 per share.